SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☒	Soliciting Material under § 240.14a-12
HAGGAR CORP.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        This filing is being made pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Following is the text of a press release issued by Haggar Corp. (the 'Company') on November 27, 2002:

NEWS RELEASE	[hagar logo]	6113 Lemmon, Dallas, Texas 75209
Tel 214.956.4511 · Fax 214.956.4446
		Contact:	David Tehle Executive Vice President and Chief Financial Officer

FOR IMMEDIATE RELEASE

HAGGAR CORP. RECEIVES DIRECTOR NOMINATIONS FROM STOCKHOLDER

        DALLAS, November 27, 2002 — Haggar Corp. (Nasdaq: HGGR) today reported that it has received from one of its stockholders the nomination of Thomas G. Kahn and Mark E. Schwarz to stand for election as Class I directors of the Company at the Company's 2003 annual stockholders meeting to replace the incumbent Class I directors whose terms are expiring. The nominations were submitted by Mr. Thomas G. Kahn his brother, Donald W. Kahn, and his father, Irving Kahn acting as co-trustees for Kahn Brothers & Co. Profit Sharing Plan & Trust. The Company is evaluating whether the nomination of these individuals complies with Nevada law and the procedures set forth in the Company's bylaws. The Company is also evaluating what actions the Company will take in response.

        Haggar Clothing Co., a wholly owned subsidiary of Haggar Corp., is a leading marketer of men's casual and dress apparel and women's sportswear with global headquarters in Dallas, Texas. Haggar markets in the United States, United Kingdom, Canada, Mexico, South Africa, and Indonesia. The Company also holds exclusive licenses in the United States to use the Claiborne® trademark and in the United States and Canada to use the DKNY ® trademark to manufacture, market, and sell men's shorts and pants in men's classification pant departments. For more information visit the Haggar website at www.haggarcorp.com.

        Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company undertakes no obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

Important Additional Information Will Be Filed with the SEC

        The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Company's 2003 annual meeting of stockholders. The Proxy Statement will contain important information about the Company and the matters to be voted on at the annual meeting. Investors and security holders are urged to read the Proxy Statement carefully when it becomes available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Mr. David Tehle, the Company's Executive Vice President and Chief Financial Officer, Secretary and Treasurer at 214-352-8481.

        The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the annual meeting and the matters to be voted on at such meeting. Information regarding the Company's directors and executive officers may be obtained by reading the Company's Annual Report on Form 10-K for the year ended September 30, 2001 and its definitive proxy statement dated January 7, 2002 in connection with the Company's annual meeting of stockholders held on February 6, 2002. Additional information regarding the participants in the solicitation may be obtained by reading the Proxy Statement in connection with the Company's 2003 annual meeting of stockholders when it becomes available.